Exhibit C(22)

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                        FIRST SUPPLEMENTAL LOAN AGREEMENT



                                     BETWEEN



                            CITY OF FORSYTH, MONTANA



                                       AND



                       PORTLAND GENERAL ELECTRIC COMPANY,

                    -----------------------------------------

                             Dated as of May 1, 2003

                    -----------------------------------------

                             Relating to $97,800,000
                            City of Forsyth, Montana
                    Pollution Control Revenue Refunding Bonds
                   (Portland General Electric Company Project)
                                  Series 1998A

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     Amending and supplementing the Loan Agreement between City of Forsyth,
Montana, and Portland General Electric Company, dated as of May 1, 1998.




                                     Forsyth 1998A-Supplemental Loan Agreement


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                                TABLE OF CONTENTS

SECTION                          HEADING                                   PAGE

PARTIES........................................................................1

RECITALS.......................................................................1

ARTICLE I         DEFINITIONS..................................................2

   Section  1.01. Definitions Contained in the Original Loan Agreement
                     and the Indenture.........................................2
   Section  1.02. New Definitions..............................................2
   Section  1.03. Rules of Construction; Certain Terms.........................2

ARTICLE II        REPRESENTATIONS AND WARRANTIES...............................3

   Section  2.01. Representations and Warranties of the Issuer.................3
   Section  2.02. Representations and Warranties of the Company................4

ARTICLE III       AMENDMENTS TO THE ORIGINAL LOAN AGREEMENT....................6

   Section  3.01. Amendment of Article IV of the Original Loan Agreement.......6
   Section  3.02. Amendment of Article V of the Original Loan Agreement.......11
   Section  3.03. Amendment of Article VI of the Original Loan Agreement......11
   Section  3.04. Amendment of Article VII of the Original Loan Agreement.....12
   Section  3.05. Amendment of Article IX of the Original Loan Agreement......15

ARTICLE IV        MISCELLANEOUS...............................................15

   Section  4.01. Execution of Counterparts...................................15
   Section  4.02. Effective Date Applicability of the Agreement...............15
   Section  4.03. Governing Law...............................................15
   Section  4.04. Severability................................................15

SIGNATURES....................................................................16

EXHIBIT A -- CONSENT OF TRUSTEE


                                     Forsyth 1998A-Supplemental Loan Agreement

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                        FIRST SUPPLEMENTAL LOAN AGREEMENT

     THIS FIRST SUPPLEMENTAL LOAN AGREEMENT, dated as of May 1, 2003 (the "Supplemental Loan Agreement"), supplementing and amending that certain Loan Agreement, dated as of May 1, 1998 (the "Original Loan Agreement," and, collectively with the Supplemental Loan Agreement, the "Loan Agreement"), by and between the CITY OF FQRSYTH, MONTANA (the "Issuer"), a duly organized and existing political subdivision of the State of Montana, and PORTLAND GENERAL ELECTRIC COMPANY, a corporation duly qualified to conduct business in the State of Montana (the "Company").

                                    RECITALS:

     A. The Issuer has previously issued its $97,800,000 Pollution Control Revenue Refunding Bonds (Portland General Electric Company Project), Series 1998A (the "Bonds") pursuant to a Trust Indenture, dated as of May 1, 1998 (the "Original Indenture"), as amended and restated by that certain First Supplemental Trust Indenture, dated as of the date hereof (the "First Supplemental Indenture, " and, collectively with the Original Indenture, the "Indenture "), each between the Issuer and J.P. Morgan Trust Company, National Association (as successor to Chase Manhattan Bank and Trust Company, National Association); as trustee (the "Trustee ").

     B. In connection with the original issuance of the Bonds, the Issuer and the Company entered into the Original Loan Agreement.

     C. The Company desires to pledge its First Mortgage Bonds, Collateral Series B due 2033 (the "First Mortgage Bonds"), to secure its loan payment obligations under the Original Loan Agreement and thereby enhance the marketability of the Bonds.

     D. Section 9.04 of the Original Loan Agreement provides that the Original Loan Agreement may only be amended by written agreement of the Issuer and the Company and with the written consent of the Trustee in accordance with the Indenture.

     E. This Supplemental Loan Agreement constitutes the written agreement of the Company and the Issuer to amend the Original Loan Agreement, as required by
Section 9.04 of the Original Loan Agreement.

     F. Pursuant to resolution number 2003-15, adopted by the Issuer on March 24, 2003, the Issuer has approved and authorized the execution of this Supplemental Loan Agreement.

     G. Section 12.05(j) of the Indenture provides that the Issuer and the Company may amend and supplement the Original Loan Agreement, without the consent of or notice to the Owners, to provide for a Change of Credit Facility.

     H. The pledge and delivery of the First Mortgage Bonds constitutes a Change of Credit Facility.


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     I. Section 12.05(k) of the Original Indenture provides that the Issuer and the Company may modify, alter, amend or supplement the Original Loan Agreement, without the consent of or notice to the Owners of the Bonds, if the effective date of such supplement or amendment is a date on which the Bonds affected are subject to mandatory purchase pursuant to Section 3.02 of the Original Indenture.

     J. The effective date of this Supplemental Loan Agreement is a date on which all of the Bonds are subject to mandatory purchase pursuant to Section
3.02 of the Original Indenture.

     K. The Consent of the Trustee, attached as Exhibit A, required by Section
9.04 of the Original Loan Agreement has been delivered to the Issuer and the Company.

     L. There has been delivered to the Issuer and the Trustee the opinion of Bond Counsel required by Section 12.05 of the Indenture.

     M. The execution and delivery of this Supplemental Loan Agreement have been duly authorized by the governing body of the Issuer and all things necessary to make this Supplemental Loan Agreement a valid and binding agreement of the Issuer have been done.

     In consideration of the foregoing and of the mutual covenants herein set forth, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01. Definitions Contained in the Original Loan Agreement and the Indenture. The words and terms defined in the Original Loan Agreement and the Indenture shall for all purposes of this Supplemental Loan Agreement have the meanings specified in such Original Loan Agreement or in the Indenture, as applicable, when used herein, unless the context clearly requires otherwise.

     Section 1.02. New Definitions. The following words and terms as used in this Supplemental Loan Agreement shall have the following meanings:

     "First Supplemental Indenture" means the First Supplemental Indenture, dated as of May 1, 2003, between the Issuer and the Trustee, amending and restating the Original Indenture.

     "Original Loan Agreement" means the Loan Agreement, dated as of May 1, 1998, between the Issuer and the Company.

     "Supplemental Loan Agreement" means this First Supplemental Loan Agreement, dated as of May 1, 2003, between the Issuer and the Company.

     Section 1.03. Rules of Construction; Certain Terms. (a) Except where the context otherwise requires, words importing the singular number shall include the plural number and

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vice versa, and words importing persons shall include firms, associations, trusts, corporations or governments or agencies or political subdivisions thereof.

     (b) As used in the Loan Agreement, the term "payment hereunder" shall include payments, if any, on the First Mortgage Bonds.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

     Section 2.01. Representations and Warranties of the Issuer. The Issuer represents, warrants and agrees that:

          (a) The Issuer is a political subdivision of the State, duly organized and validly existing under the Constitution and laws of the State.

          (b) The Bonds are currently Outstanding in the aggregate principal amount of $97,800,000.

          (c) Under the Act, the Issuer has the power to enter into the transactions contemplated by the Loan Agreement and the Indenture and to carry out its obligations hereunder and thereunder. By proper action of its governing body, the Issuer has been duly authorized to execute, deliver and duly perform this Supplemental Loan Agreement and the First Supplemental Indenture.

          (d) The execution and delivery of this Supplemental Loan Agreement and the First Supplemental Indenture by the Issuer do not, and consummation of the transactions contemplated hereby and thereby and fulfillment of the terms hereof and thereof by the Issuer will not, result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Issuer is now a party or by which it is now bound, or any order, rule or regulation applicable to the Issuer of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction over the Issuer or over any of its properties, or any statute of any jurisdiction applicable to the Issuer.

          (e) No consent, approval, authorization or other order of any regulatory body or administrative agency or other governmental body is legally required for the Issuer's execution and delivery of this Supplemental Loan Agreement or the First Supplemental Indenture.

          (f) Except as amended by this Supplemental Loan Agreement, the Original Loan Agreement has not been previously amended or supplemented and, as of the date hereof, is still in full force and effect.

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          (g) Except as amended and restated by the First Supplemental
     Indenture, the Indenture has not previously been amended or supplemented and is still in full force and effect.

          (h) J.P. Morgan Trust Company, National Association (as successor to Chase Manhattan Bank and Trust Company, National Association), is the Trustee under the Indenture.

          (i) The Issuer has not assigned or pledged and will not assign or pledge its interest in the Loan Agreement other than to secure the Bonds.

          (j) To the knowledge of the Issuer, after due inquiry, no litigation is pending or threatened against the Issuer in any way affecting any authority for or the validity of the Indenture, the Loan Agreement or the existence or powers of the Issuer.

          (k) The Issuer will not knowingly take or omit to take any action reasonably within its control the taking or omission of which would adversely affect the Tax-Exempt status of the bonds. The Issuer will file or cause to be filed with the United States Department of Treasury the information required by Section 149(e) of the Code.

     Section 2.02. Representations and Warranties of the Company. The Company represents, warrants and agrees that:

          (a) It is a corporation duly organized and validly existing under the laws of the State of Oregon, is not in violation of any provision of its Articles of Incorporation or its Bylaws, in each case as the same have been amended, has full corporate power to own its properties and conduct its business, has not received notice and has no reasonable grounds to believe that it is in violation of any laws in any manner material to its obligations under this Supplemental Loan Agreement, and has the corporate power to enter into, and by proper corporate action has duly authorized the execution and delivery of, this Supplemental Loan Agreement and has the power to issue and deliver the First Mortgage Bonds as contemplated herein.

          (b) Neither the execution and delivery of this Supplemental Loan Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Supplemental Loan Agreement (including, without limitation, the issuance, delivery and performance of the First Mortgage Bonds) conflicts with or will result in a breach of any of the terms, conditions or provisions of any law or judgment to which the Company or its property or assets are subject or of any corporate restriction contained in its Articles of Incorporation or its Bylaws, in each case as the same have been amended, or any agreement or instrument to which the Company is now a party or by which it is bound, or constitutes, with or without the giving of notice or lapse of time or both, a default under any of the foregoing, or results in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of the property or assets of the Company (other than that the Company Mortgage is a lien on substantially all of the Company's property and assets, and other than any lien,

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     charge or encumbrance which may be created in favor of the Trustee by the
     Company Mortgage and the Company Supplemental Indenture) under the terms of any instrument or agreement.

          (c) This Supplemental Loan Agreement has been duly and validly authorized, executed and delivered by the Company and is a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, usury or other similar laws affecting the rights of creditors generally, equitable principles relating to the availability of remedies and principles of public or governmental policy limiting the enforceability of the indemnification and contribution provisions.

          (d) No event has occurred and is continuing under the provisions of either the Original Loan Agreement, or to the knowledge of the Company, under the provisions of the Original Indenture, which event now constitutes, or with the lapse of time or the giving of notice, or both, would constitute an Event of Default under either the Original Loan Agreement or the Original Indenture.

          (e) Other than the orders of the Public Utility Commission of Oregon and the approval by the Issuer, all of which orders and approvals will have been received and be in effect prior to the initial authentication and delivery of the Bonds, no consent, approval, authorization or order of, or registration with, any court or governmental or regulatory agency or body is required with respect to the Company for the execution, delivery and performance by the Company of this Supplemental Loan Agreement and the Tax Certificate.

          (f) The Original Loan Agreement has not been previously amended or supplemented and as of the date hereof is still in full force and effect.

          (g) The Bonds are currently Outstanding in the aggregate principal amount of $97,800,000.

          (h) This Supplemental Loan Agreement and the First Supplemental Indenture are being executed and delivered, and the First Mortgage Bonds are being issued in connection with the remarketing of the Bonds for a new Term Interest Rate Period that begins on May 1, 2003 and ends on April 30, 2009.

          (i) The Company will cooperate with the Issuer in filing or causing to be filed with the United States Department of Treasury the information required by Section 149(e) of the Code.

                                     Forsyth 1998A-Supplemental Loan Agreement

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                                   ARTICLE III

                    AMENDMENTS TO THE ORIGINAL LOAN AGREEMENT

     Section 3.01. Amendment of Article IV of the Original Loan Agreement. (a)
Article IV of the Original Loan Agreement is hereby amended by revising Section
4.01 to read in its entirety as follows:

          Section 4.01 Loan Payments. (a) As and for repayment of the loan made to the Company by the Issuer pursuant to Section 3.03 hereof, the Company shall pay to the Trustee, for the account of the Issuer, an amount equal to the aggregate principal amount of and the premium, if any, on the Bonds from time to time Outstanding and, as interest on its obligation to pay such amount, an amount equal to interest on the Bonds, such amounts to be paid in installments due on the dates, in the amounts and in the manner provided in the Indenture for the payment of the principal of and premium, if any, and interest on the Bonds, whether at maturity, upon redemption, acceleration or otherwise; provided, however, that the obligation of the Company to make any such payment hereunder shall be reduced by the amount of any moneys held by the Trustee under the Indenture and available for such payment.

          (b) In the event the Company shall fail to make any payment required by Section 4.01(a) hereof with respect to the principal of and premium, if any, and interest on any Bond, the payment so in default shall continue as an obligation of the Company until the amount in default shall have been fully paid, and the Company will pay interest on any overdue amount with respect to principal of such Bond and, to the extent permitted by law, on any overdue amount with respect to premium, if any, and interest on such Bond, at the interest rate borne by such Bond until paid.

          (c) The obligation of the Company to make any payment under Section 4.01(a) hereof shall be deemed to be satisfied and discharged to the extent of any corresponding payment made by the Company to the Trustee, for the account of the Issuer, of principal of, or premium, if any, or interest on the First Mortgage Bonds.

     (b) Article IV of the Original Loan Agreement is hereby amended by revising
Section 4.03 to read in its entirety as follows:

          Section 4.03 Payments Assigned; Obligation Absolute. (a) It is understood and agreed that the Loan Payments are pledged and assigned by the Issuer to the Trustee pursuant to the Indenture, and that all right, title and interest of the Issuer hereunder (except for amounts payable to, and the rights of, the Issuer under Section 4.04, Section 4.06(a), Section 5.03, Section 5.06, Section 5.07, Section 5.08 and Section 7.05 hereof and the Issuer's rights to receive notices, certificates, requests, requisitions, directions and other communications hereunder), are pledged and assigned to the Trustee pursuant to the Indenture. The Company assents to such pledge and assignment and agrees that the obligation of the Company to make the Loan Payments and payments to the Trustee under Section 4.02 hereof shall be absolute, irrevocable and unconditional

                                     Forsyth 1998A-Supplemental Loan Agreement

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     and shall not be subject to cancellation, termination or abatement, or to any defense other than payment (including payment on First Mortgage Bonds in accordance with Sections 4.01 (a) and 4.09 hereof), or to any right of setoff, counterclaim or recoupment arising out of any breach under this Agreement or the Indenture or otherwise by the Company, the Trustee, the Remarketing Agent, or any other party, and, further, that the Loan Payments and the other payments due hereunder shall continue to be payable at the times and in the amounts herein and therein specified whether or not the Projects, or any portion thereof, shall have been destroyed by fire or other casualty, or title thereto, or the use thereof, shall have been taken by the exercise of the power of eminent domain, and that there shall be no abatement of or diminution in any such payments by reason thereof, whether or not the Projects shall be used or useful and whether or not any applicable laws, regulations or standards shall prevent or prohibit the use of the Projects or for any other reason. The Projects shall not constitute any part of the Trust Estate or any part of the security for the Bonds except to the extent that First Mortgage Bonds then constitute security for the Bonds and the Projects are part of the "trust estate" under the Company Mortgage.

          (b) It is understood and agreed (i) that payments on First Mortgage Bonds will be made in accordance with the Company Mortgage and Section 4.09 hereof, (ii) that such payments are pledged and assigned by the Issuer to the Trustee pursuant to the Indenture and (iii) that all right, title and interest of the Issuer to the First Mortgage Bonds are pledged and assigned to the Trustee pursuant to the Indenture. The Company assents to such pledge and assignment.

     (c) Article IV of the Original Loan Agreement is hereby amended by revising
Section 4.04 to read in its entirety as follows:

          Section 4.04. Payment of Expenses. The Company shall pay all of the Administration Expenses of the Issuer, the Trustee, the Paying Agent, the Registrar, Moody's and S&P under the Indenture and of any Remarketing Agent under a Remarketing Agreement directly to each such entity. The Company shall also pay all of the expenses of the Prior Trustee in connection with the Refunding and all other reasonable fees and expenses incurred in connection with the issuance of the Bonds, including, but not limited to, all costs associated with any discontinuance of the book-entry system described in Section 2.10 of the Indenture.

          Prior to any deposit with the Trustee made pursuant to Section 5.15 or
     Article VIII of the Indenture, the Company shall provide for, in a manner satisfactory to the Trustee, the payment of the Administration Expenses of the Trustee, the Paying Agent, and the Registrar.

     (d) Article IV of the Original Loan Agreement is hereby amended by revising
Section 4.05 to read in its entirety as follows:

          Section 4.05. Indemnification. The Company releases the Trustee and the Registrar and their respective officers, agents, servants and employees from, agrees that

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     the Trustee and the Registrar and their respective officers, agents, servants and employees shall not be liable for, and agrees to indemnify and hold free and harmless the Trustee and the Registrar and their respective officers, agents, servants and employees from and against, any liability for any loss or damage to property or any injury to or death of any person that may be occasioned by any cause whatsoever pertaining to the Project, except in any case as a result of the gross negligence or willful misconduct of the Trustee and the Registrar and their respective officers, agents, servants and employees.

            The Company will indemnify and hold free and harmless the Trustee and the Registrar and their respective officers, agents, servants and employees from and against any loss, claim, damage, tax, penalty, liability, disbursement, litigation or other expenses, attorneys' fees and expenses or court costs arising out of, or in any way relating to, the execution or performance of this Agreement or the Tax Certificate; the issuance or sale of the Bonds or the First Mortgage Bonds; the Refunding; the acceptance or administration of the trust under the Indenture; compliance or attempted compliance with or reliance upon any instruction or other direction upon which the Trustee or the Registrar, as the case may be, is authorized to rely pursuant to the terms of the Indenture, this Agreement or the Company Mortgage; or any other cause whatsoever pertaining to this Agreement, the Tax Certificate, the Company Mortgage, the First Mortgage Bonds or the Indenture, except in any case as a result of the gross negligence or willful misconduct of the Trustee and the Registrar or their respective officers, agents, servants and employees.

          The obligations of the Company under this Section 4.05 shall survive the termination of this Agreement and the Indenture.

     (e) Article IV of the Original Loan Agreement is hereby amended by revising
Section 4.07 to read in its entirety as follows:

          Section 4.07. Credit Facility. (a) The Company may at any time provide for a Change of Credit Facility, provided that the Company delivers to the Trustee and the Remarketing Agent:

               (1) not less than five Business Days prior to the date on which the Trustee must notify the Owners of a Change of Credit Facility pursuant to clause (i) or clause (ii), as applicable, of Section 2.11(a) of the Indenture, a notice which (A) states the effective date of the Change of Credit Facility, (B) describes the terms of the Change of Credit Facility, and (C) directs the Trustee to give such notice to the Owners; provided, however, that if notice to the Owners is not required pursuant to Section 2.11(a)(iii) of the Indenture, prior to the effective date of such Change of Credit Facility, the Company shall deliver to the Trustee a notice of the Change of Credit Facility; and

               (2) on or prior to the effective date of any such Change of Credit Facility, the following:

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                    (A) an opinion of Bond Counsel stating, in effect, that such
               Change of Credit Facility (i) is authorized under this Agreement, and (ii) will not cause the interest on the Bonds to become includible in the gross income of the Owners thereof for federal income tax purposes;

                    (B) a certificate of an Authorized Company Representative as to whether the Bonds are then rated by either Moody's or S&P, or both; and

                    (C) written evidence from Moody's, if the Bonds are then
               rated by Moody's, and from S&P, if the Bonds are then rated by S&P, in each case to the effect that such rating agency has reviewed the proposed Change of Credit Facility and that such Change of Credit Facility will not, by itself, result in a reduction, suspension or withdrawal of its rating or ratings of the Bonds;

     and, provided, further, that if the Change of Credit Facility consists of the replacement of First Mortgage Bonds with a separate Credit Facility, then (x) such Credit Facility shall consist of a bond insurance policy or policies, (y) following such Change of Credit Facility, the Bonds will be rated AAA (or its equivalent) by either Moody's or S&P and (z) the Company shall not be required to deliver to the Trustee and the Remarketing Agent the certificate of an Authorized Company Representative or the written evidence from the rating agency or rating agencies then rating the Bonds, required by clause (2)(B) and clause (2)(C), respectively, above.

          (b) In lieu of satisfying the requirements of subsection (a) above, the Company may provide for a Change of Credit Facility at any time that the Bonds are subject to optional redemption pursuant to Section 4.02(b) of the Indenture, provided that the Company delivers to the Trustee and the Remarketing Agent not less than 30 days before the effective date of the Change of Credit Facility:

               (1) a notice which (A) states the effective date of the Change of Credit Facility, (B) describes the terms of the Change of Credit Facility, (C) directs the Trustee to give notice pursuant to Section 2.11(b) of the Indenture that the Bonds are subject to mandatory purchase, in whole, on or before the effective date of the Change of Credit Facility in accordance with Section 3.02(b)(ii) of the Indenture, and (D) directs the Trustee to take any other action as shall be necessary for the Trustee to take to effect the Change of the Credit Facility; and

               (2) on or before the effective date of the Change of Credit Facility, the Company shall furnish to the Trustee an opinion of Bond Counsel satisfying the requirement of clause (2) of subsection (a) above.

          (c) The Company may provide for one or more extensions of a Credit Facility for any period commencing after its then-current expiration date without complying with the foregoing provisions of this Section.

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          (d) The Company may rescind its election to make a Change of Credit
     Facility at any time prior to the effective date thereof.

     (f) Article IV of the Original Loan Agreement is hereby amended by adding
Section 4.09 to read in its entirety as follows:

          Section 4.09. Issuance, Delivery and Surrender of First Mortgage Bonds. (a)The obligation of the Company pursuant to Section 4.01 hereof to repay the loan made to it by the Issuer pursuant to Section 3.03 hereof may be secured by First Mortgage Bonds.

          (b) Such First Mortgage Bonds shall (i) mature on the same date and in the same principal amount as the Bonds, (ii) bear interest at the same rate and be payable at the same times as the Bonds, (iii) contain redemption provisions correlative to the provisions of Section 4.02 and Section 4.03 of the Indenture, and (iv) subject to the provisions of Section 4.09(c) hereof, require payments of the principal thereof, or premium, if any, or interest thereon to be made to the Trustee for the account of the Issuer and the benefit of the Owners. Such First Mortgage Bonds shall be held, voted, transferred and surrendered by the Trustee subject to and in accordance with the respective provisions of this Agreement and the Indenture. Any moneys received by the Trustee with respect to First Mortgage Bonds shall be used to make the corresponding payment then due of principal of and premium, if any, and interest on the Bonds in accordance with the terms of the Bonds and the Indenture. Any proceeds of First Mortgage Bonds in excess of the amounts necessary to pay in full the principal of and premium, if any, and interest on the Bonds shall be remitted to the Company.

          (c) The Company shall receive a credit against its obligations to make any payment of principal of, or premium, if any, or interest on First Mortgage Bonds described in Section 4.09(b) hereof (whether at maturity, upon redemption or otherwise), and such obligations shall be fully or partially, as the case may be, satisfied and discharged, in an amount equal to the amount, if any, paid by the Company under Section 4.01 hereof, or otherwise satisfied or discharged, in respect of the principal of and premium, if any, and interest on the Bonds. The obligations of the Company to make such payment of principal of, or premium, if any, or interest on the First Mortgage Bonds shall be deemed to have been reduced by the amount of such credit.

          (d) The Issuer agrees that, if the Company's obligation under Section
     4.01 hereof to repay the loan made to it pursuant to Section 3.03 hereof is secured by First Mortgage Bonds, then (i) such First Mortgage Bonds shall be issued and delivered to, registered in the name of and held by the Trustee (or, subject to Section 5.11 of the Indenture, the Trustee's nominee) for the benefit of the Owners from time to time of the Bonds, and the Company shall make all payments of principal of, or premium, if any, or interest on the First Mortgage Bonds to the Trustee as the registered owner thereof; and (ii) the Company may take such actions as it shall deem to be desirable to effect compliance with such restrictions on transfer, including the placing of an appropriate legend on each First Mortgage Bond and the issuance of stop-transfer instructions to the Company Mortgage Trustee or any other transfer agent under the Company Mortgage.

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     Section 3.02. Amendment of Article V of the Original Loan Agreement. (a)
Article V of the Original Loan Agreement is hereby amended by revising Section
5.01 to read in its entirety as follows:

          Section 5.01. Maintenance of Existence; Conditions Under Which Exceptions Permitted. The Company shall maintain in good standing its corporate existence as a corporation organized under the laws of one of the states of the United States or the District of Columbia and will remain duly qualified to do business in the State for so long as the Company has an ownership interest in the Projects, will not dissolve or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another corporation; provided, however, that the Company may, without violating the foregoing, undertake from time to time any one or more of the following, if, prior to the effective date thereof, there shall have been delivered to the Trustee an opinion of Bond Counsel stating that the contemplated action will not adversely affect the Tax-Exempt status of the Bonds:

               (a) consolidate or merge with another domestic corporation (i.e., a corporation incorporated and existing under the laws of one of the states of the United States or of the District of Columbia), or sell or otherwise transfer to another entity all or substantially all of its assets as an entirety, provided the resulting, surviving or transferee entity, as the case may be, shall be (i) the Company or
          (ii) an entity qualified to do business in the State as a foreign corporation or incorporated and existing under the laws of the State, which, as a result of the transaction, shall have assumed (either by operation of law or in writing) all of the obligations of the Company hereunder and under any First Mortgage Bonds then pledged to secure payment of the Company's obligation hereunder; or

               (b) convey all or substantially all of its assets to (i) a governmental entity purchasing such assets or (ii) one or more wholly-owned subsidiaries of the Company so long as, in either case, the Company shall remain in existence and primarily liable on all of its obligations hereunder and under any First Mortgage Bonds then pledged to secure payment of the Company's obligations hereunder.

     (b) Article V of the Original Loan Agreement is hereby amended by revising
Section 5.07(b) to read in its entirety as follows:

          (b) The Company shall cause the Projects to be maintained in good repair and shall cause the Projects to be insured in accordance with standard industry practice and shall pay all costs thereof. All proceeds of such insurance shall be for the account of the Company. Compliance by the Company with the Company Mortgage shall be deemed sufficient compliance with this Section.

     Section 3.03. Amendment of Article VI of the Original Loan Agreement. (a)
Article VI of the Original Loan Agreement is hereby amended by revising Section
6.01 to read in its entirety as follows:

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

          Section 6.01. Conditions. The Company's interest in this Agreement may be assigned in whole or in part by the Company: (a) to another entity, subject, however, to the conditions that such assignment shall not relieve (other than as described in Section 5.01(a)(ii) hereof) the Company from primary liability for its obligations to make the Loan Payments or to make payments to the Trustee under Section 4.02 hereof or for any other of its obligations hereunder or to pay any First Mortgage Bonds, or (b) to an Affiliate in connection with the conveyance of the Plant to such Affiliate, subject, however, to the conditions that (i) such Affiliate meets the requirements of Section 5.01(a)(ii) hereof (in which case the Company shall be relieved of all obligations hereunder); (ii) such conveyance is approved by any public utility commissions or similar entities that are required by law to approve such conveyance; and (iii) the Company shall have delivered to the Trustee an opinion of counsel to the Company that such assignment complies with the provisions of this Section 6.01.

          Anything herein to the contrary notwithstanding, the Company shall not make any assignment as provided in the preceding paragraph unless it shall have furnished to the Trustee an opinion of Bond Counsel to the effect that the proposed assignment will not impair the validity of the Bonds under the Act or adversely affect the Tax-Exempt status of the Bonds.

     Section 3.04. Amendment of Article VII of the Original Loan Agreement. (a)
Article VII of the Original Loan Agreement is hereby amended by revising Section
7.01 to read in its entirety as follows:

          Section 7.01. Events of Default. Each of the following events shall constitute and is referred to in this Agreement as an "Event of Default":

               (a) a failure by the Company to make when due (i) any Loan Payment and any payment on any First Mortgage Bonds, (ii) any other payment required under Section 4.01 or (iii) any payment required under Section 4.02 hereof, which failure shall have resulted in an "Event of Default" under Section 9.01(a), Section 9.01(b) or Section 9.01(c) of the Indenture;

               (b) a failure by the Company to pay when due any amount required to be paid under this Agreement or to observe and perform any covenant, condition or agreement on its part to be observed or performed under this Agreement (other than a failure described in Section 7.01(a) above), which failure shall continue for a period of 60 days (or such longer period as the Issuer and the Trustee may agree to in writing) after written notice, specifying such failure and requesting that it be remedied, shall have been given to the Company by the Trustee or to the Company and the Trustee by the Issuer; provided, however, that if such failure is other than for the payment of money and is of such nature that it cannot be corrected within the applicable period, such failure shall not constitute an "Event of Default" so long as the Company institutes corrective action within the applicable period and such action is being diligently pursued; or

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


               (c) the dissolution or liquidation of the Company; or the filing by the Company of a voluntary petition in bankruptcy; or failure by the Company promptly to lift or bond any execution, garnishment or attachment of such consequence as will impair its ability to make any payments under this Agreement and under any First Mortgage Bonds; or the filing of a petition or answer proposing the entry of an order for relief by a court of competent jurisdiction against the Company under Title 11 of the United States Code, as the same may from time to time be hereafter amended, or proposing the reorganization, arrangement or debt readjustment of the Company under the provisions of any bankruptcy act or under any similar act which may be hereafter enacted and the failure of said petition or answer to be discharged or denied within ninety (90) days after the filing thereof or the entry of an order for relief by a court of competent jurisdiction in any proceeding for its liquidation or reorganization under the provisions of any bankruptcy act or under any similar act which may be hereafter enacted; or an assignment by the Company for the benefit of its creditors; or the entry by the Company into an agreement of composition with its creditors (the term "dissolution or liquidation of the Company," as used in this subsection (c), shall not be construed to include the cessation of the corporate existence of the Company resulting either from a merger or consolidation of the Company into or with another corporation or a dissolution or liquidation of the Company following a transfer of all or substantially all its assets as an entirety, under the conditions permitting such actions contained in Section 5.01 hereto.

     (b) Article VII of the Original Loan Agreement is hereby amended by revising Section 7.02 to read in its entirety as follows:

          Section 7.02. Force Majeure. The provisions of Section 7.01(b) hereof are subject to the following limitations: if by reason of acts of God; strikes, lockouts or other industrial disturbances; acts of public enemies; orders of any kind of the government of the United States or the State, or any department, agency, political subdivision, court or official of any of such State or any other state which asserts regulatory jurisdiction over the Company; orders of any kind of civil or military authority; insurrections; riots; epidemics; landslides; lightning; earthquakes; volcanoes; fires; hurricanes; tornadoes; storms; floods; washouts; droughts; arrests; restraint of government and people; civil disturbances; explosions; breakage or accident to machinery; partial or entire failure of utilities; or any cause or event not reasonably within the control of the Company, the Company is unable in whole or in part to carry out any one or more of its agreements or obligations contained herein, with the exception of its obligations under Section 4.01, Section 4.02, Section 4.04, Section 4.05, Section 4.06, Section 5.01 and Section 5.06 hereof and under any First Mortgage Bonds, the Company shall not be deemed in default by reason of not carrying out said agreement or agreements or performing said obligation or obligations during the continuance of such inability. The Company shall make reasonable effort to remedy with all reasonable dispatch the cause or causes preventing it from carrying out its agreements, provided that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the Company, and the Company shall not be required to make settlement of strikes, lockouts and other

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


     industrial disturbances by acceding to the demands of the opposing party or parties when such course is in the judgment of the Company unfavorable to the Company.

     (c) Article VII of the Original Loan Agreement is hereby amended by revising Section 7.03 to read in its entirety as follows:

          Section 7.03. Remedies. (a) Upon the occurrence and continuance of any Event of Default described in Section 7.01 (a) or Section 7.01(c) hereof, and further upon the condition that, in accordance with the terms of the Indenture, the Bonds shall have been declared to be immediately due and payable pursuant to any provision of the Indenture, the Loan Payments shall without further action, become and be immediately due and payable.

          (b) Any waiver of any "Event of Default" under the Indenture and a rescission and annulment of its consequences shall constitute a waiver of the corresponding Event or Events of Default under this Agreement and a rescission and annulment of the consequences thereof.

          (c) Upon the occurrence and continuance of any Event of Default, the Issuer may (i) take any action at law or in equity to collect any payments then due and thereafter to become due hereunder or under the First Mortgage Bonds or to seek injunctive relief or specific performance of any obligation, agreement or covenant of the Company hereunder and (ii) pursue any remedy available under the Company Mortgage.

          (d) Any amounts collected from the Company pursuant to this Section
     7.03 shall be applied in accordance with the Indenture. No action taken pursuant to this Section 7.03 shall relieve the Company from the Company's obligations pursuant to Section 4.01 or Section 4.02 hereof.

          (e) Upon the occurrence and continuance of any Event of Default under
     Section 9.01(f) of the Indenture, the Trustee, if it is then the holder of First Mortgage Bonds, shall, subject to the provisions of the Indenture, have the powers to exercise the remedies provided in the Company Mortgage. Any waiver made in accordance with the Indenture of a "event of default" under the Company Mortgage and a rescission and annulment of its consequences shall constitute a waiver of the corresponding event under this Agreement and a rescission and annulment of the consequences thereof.

     (d) Article VII of the Original Loan Agreement is hereby amended by revising Section 7.05 to read in its entirety as follows:

          Section 7.05. Reimbursement of Attorneys' Fees. If the Company shall default under any of the provisions hereof and the Issuer or the Trustee shall employ attorneys or incur other reasonable and proper expenses for the collection of payments due hereunder or on the First Mortgage Bonds or for the enforcement of performance or observance of any obligation or agreement on the part of the Company contained herein or in the First Mortgage Bonds or the Company Mortgage, the Company will on demand therefor

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


     reimburse the Issuer or the Trustee, as the case may be, for the reasonable and proper fees of such attorneys and such other reasonable and proper expenses so incurred.

     Section 3.05. Amendment of Article IX of the Original Loan Agreement. (a}
Article IX of the Original Loan Agreement is hereby amended by adding Section
9.08 to read in its entirety as follows:

          Section 9.08 References to First Mortgage Bonds and the Company Mortgage. At any time when the Company's obligation under Section 4.01 hereof to repay the loan made to it pursuant to Section 3.03 hereof is not secured by First Mortgage Bonds, references to the First Mortgage Bonds or the Company Mortgage shall be ineffective.

                                   ARTICLE IV

                                  MISCELLANEOUS

     Section 4.01. Execution of Counterparts. This Supplemental Loan Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     Section 4.02. Effective Date Applicability of the Agreement. The provisions of this Supplemental Loan Agreement shall become effective immediately upon the execution and delivery hereof. Except as amended and supplemented by this Supplemental Loan Agreement, all of the provisions of the Original Loan Agreement shall remain in full force and effect.

     Section 4.03. Governing Law. The laws of the State shall govern the construction and enforcement of this Supplemental Loan Agreement.

     Section 4.04. Severability. In the event any provision of this Supplemental Loan Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.


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


     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Loan Agreement to be duly executed as of the day and year first above written.

                                    CTTY OF FORSYTH, MONTANA



                                    By /s/ [illegible]
                                      ---------------------------------
                                      Mayor


ATTEST AND COUNTERSIGN:

By /s/ [illegible]
  ---------------------------------
  City Clerk-Treasurer

[SEAL]

                                    PORTLAND GENERAL ELECTRIC COMPANY



                                    By /s/ [illegible]
                                      ---------------------------------
                                      Assistant Treasurer




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


                                    EXHIBIT A

                               CONSENT OF TRUSTEE

     Responsive to Section 9.04 of the Loan Agreement, dated as of May 1, 1998 (the "Original Loan Agreement"'), between the City of Forsyth, Montana (the "City"), and Portland General Electric Company, J.P. Morgan Trust Company, National Association (as successor to Chase Manhattan Bank and Trust Company, National Association), as trustee (the "Trustee"), under that certain Trust Indenture, dated May 1, 1998, between the City and the Trustee, hereby consents to the execution and delivery of the attached First Supplemental Loan Agreement and the resultant amendments to the original Loan Agreement.

                                    J.P. MORGAN TRUST COMPANY, NATIONAL
                                        ASSOCIATION



                                    By /s/ [illegible]
                                      ----------------------------------
                                      Vice President





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                                       A-1